UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 5, 2007 (June 1, 2007)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2007, the registrant’s Board of Directors voted to appoint Jeffrey Epstein as a new director to the Board of Directors. Mr. Epstein has joined the registrant’s Board as an independent director, and will serve as a member of the Audit Committee, until the next election of directors at the registrant’s 2008 annual meeting of stockholders. There is no arrangement or understanding between Mr. Epstein and any other person pursuant to which Mr. Epstein was appointed as a director of the registrant. On June 5, 2007, the registrant issued a press release announcing the appointment of Mr. Epstein as a new director. A copy of the press release is attached as Exhibit 99.1 hereto.
By letter dated June 2, 2007, Francois Roy informed the Company of his decision to resign from the Company’s Board of Directors, effective as of June 30, 2007. Mr. Roy’s decision to resign was not due to any disagreement on any matter relating to MDC Partners’ operations, policies or practices. Mr. Roy’s decision was due to his full-time commitment as the newly-appointed Vice Principal (Administration and Finance) at McGill University. The Company expressed its appreciation for Mr. Roy’s contributions during his long tenure with the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The filing exhibit is filed herewith:

99.1	Press release dated as of June 5, 2007, relating to the announcement of Mr. Epstein’s appointment as a new director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 5, 2007	COMPANY NAME CORPORATION

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate Secretary